UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

Juniata Valley Financial Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 436-8211

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a press release issued on May 5, 2010, Juniata Valley Financial Corp. announced that Francis J. Evanitsky, President and Chief Executive Officer of the Corporation and The Juniata Valley Bank, will be retiring as of July 2, 2010. Mr. Evanitsky will continue to serve on the Corporation’s Board of Directors.

The press release also announced that, effective on July 2, 2010, Marcie A. Barber will become President and Chief Executive Officer of Juniata Valley Financial Corp. and The Juniata Valley Bank. Ms. Barber has been serving as Senior Vice President and Chief Operating Officer at the Corporation since 2007. The press release is included in this filing as Exhibit 99.1.

Ms. Barber’s base salary has been increased to $170,000 annually, effective on July 2, 2010. She will continue to participate in the Executive Annual Incentive Plan (EAIP) for the 2010 fiscal year, but at the level established for the Chief Executive Officer. The following table sets forth the percentages of annual base salary that the Ms. Barber could earn in fiscal year 2010 upon achievement of the performance goals within the established threshold, target and maximum performance ranges set under the EAIP:

EAIP Percent of Base Salary at
Name and Position Fiscal Year 2010	Threshold/Target/Optimum
Marcie A. Barber, President and Chief Executive Officer	12%/20%/30%

No other adjustments have been made to Ms. Barber’s current compensation package.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release Announcing Management Succession

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: May 5, 2010	By:	/s/ JoAnn McMinn
Name: JoAnn McMinn Title: SVP, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release Announcing Management Succession